UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2023, Steve T. Laflin gave notice that he is stepping down as Chief Executive Officer of the Company, effective as of September 1, 2023 at the end of the term of his employment agreement. We thank Mr. Laflin for his over 22 years of service as Chief Executive Officer of the Company. Mr. Laflin will continue to serve as a member of the Company’s Board of Directors (the “Board”) and will also continue to consult for the Company on an ongoing basis.

In addition, on July 12, 2023, Shahe Bagderjian, President of the Company, was appointed to replace Mr. Laflin as Chief Executive Officer, effective September 1, 2023. Mr. Bagderjian’s compensation as Chief Executive Officer will be as set forth in his previously disclosed employment agreement with the Company. For additional information regarding Mr. Bagderjian, including the compensation arrangements and other information required by this Item 5.02, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 10, 2023, which is incorporated by reference.

On July 12, 2023, the Board, pursuant to the Restated Certificate of Formation of the Company and the Bylaws of the Company, approved an increase of the size of the Board from three directors to four directors, and appointed Shahe Bagderjian to serve as a director on the Board, effectively immediately. Mr. Bagderjian will not serve on any Board committees and will not receive separate compensation for his service on the Board. There are no understandings or arrangements with any person pursuant to which Mr. Bagderjian was selected as a director, and Mr. Bagderjian is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 12, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s headquarters in Idaho Falls, Idaho. At the Annual Meeting, there were 300,260,289 shares of the Company’s common stock represented to vote either in person or by proxy, or approximately 58% of the outstanding shares of common stock, which represented a quorum. The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

Proposal 1 — Election of three directors to serve for a term of one year and until their applicable successors are elected and qualified.

Nominee:	For	Withheld	Broker Non-Votes
Steve T. Laflin	232,114,649	275,209	67,870,431
Christopher Grosso	232,124,144	265,714	67,870,431
Robert Atcher	232,025,414	364,444	67,870,431

Proposal 2 — Ratification of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
299,685,615	58,981	515,693	67,870,431

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: July 18, 2023	By:	/s/ Steve Laflin
Steve Laflin Chief Executive Officer

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